CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Investment Trust

We consent to the use of our report dated October 10, 1997 for Evergreen Virginia Municipal Bond Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
November 28, 1997



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